                                                                   EXHIBIT 10.10

                               SUPPLY AGREEMENT
                               ----------------

This Supply Agreement dated this 14th day of January, 1999, between McKesson U.S. Health Care, a division of McKesson Corporation ("McKesson") and Planet Rx, Inc. ("Customer") shall be to establish a five (5) year program for the supply of prescription drugs and other health and beauty care products by McKesson to Customer's centralized pharmacy (referred to herein as "Facility"). The parties hereto agree as follows:

1.   MERCHANDISE

     For purposes hereof, "Merchandise" shall comprise all items normally stocked or drop-shipped by McKesson Drug Distribution Centers servicing the 48 contiguous states, including prescription drugs, OTC drugs, home health care products, DME, health and beauty aids and sundries. This Agreement does not apply to merchandise sold to Customer by McKesson Corporation divisions or subsidiaries other than McKesson Drug Company.

2.   TERM

     The term of this Agreement shall be for the five (5) year period commencing on January 1, 1999, and during such period Customer agrees to designate McKesson as its primary wholesale supplier of Merchandise and to purchase from McKesson substantially all of the requirements of its Facility(ies) for Merchandise and other items covered hereunder.

3.   ORDERING AND DELIVERY

     Prescription products will be delivered to Customer's Facility up to [+] times per week, on mutually agreed upon days. Orders transmitted by 9:30 p.m. local time Sunday through Thursday will be delivered the next day. Additional deliveries will be available on a mutually agreed upon schedule.

4.   PAYMENT TERMS

     A. Except as provided in Section 4(J) regarding opening orders, the payment terms options for the Merchandise covered by this Agreement are as follows:

          Standard Semi-Monthly Payment Terms
          -----------------------------------

          Payment for Merchandise delivered to Customer's Facility shall be paid by Customer as follows: Invoices dated from the [+] to the [+] of the month are due and payable on the [+] day of the [+] month. Invoices dated from the [+] to the [+] are due and payable on the [+] of the [+] month.

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

          Weekly Payment Terms
          --------------------

          Invoices dated from Monday through Friday are due by [+] of the following week. A [+]% reduction in the cost of goods markup shall apply.

          Prepayment Incentives
          ---------------------

          Prepayment Terms (30 day, 15 day and 7 day): The prepayment is a one-time payment equivalent to thirty (30) or fifteen (15) or seven (7) days worth of purchases (based on the most recent three-month purchase history) which is held as a deposit by McKesson. The amount of the required deposit will be adjusted quarterly, and may be adjusted as often as monthly, to cover increases or decreases in purchase volume. Following such one-time payment, all purchases are payable under the Standard Semi-Monthly Payment Terms as described above.

          Customer shall be entitled to a reduction in the markup set forth in the cost of goods schedule for prepayment if Customer elects this prepayment option. The prepay incentive shall be as follows:

Prepay Incentive Markup Reduction
---------------------------------

     30 Days [+]%
     15 Days [+]%
     7 Days  [+]%

     B. If any of the above-specified due dates falls on a weekend day or holiday, payment is due on the [+].

     C. McKesson encourages the use of Electronic Funds Transfer ("EFT"). If EFT is used as the Customer's method of payment, a [+]% reduction in the cost of goods markup shall apply.

     D. Any payments made after the due date indicated herein shall result in a [+] percent ([+]%) (or the maximum amount permissible under applicable law, if lower) increase in the purchase price of the Merchandise. A [+] percent ( [+] %) service charge (or the maximum amount permissible under applicable law, if lower) will be imposed semi-monthly on all balances delinquent more than [+] days.

     E. Customer agrees to render payment in full to McKesson on the applicable due date as specified in this Agreement without (i) making any deductions, short payments, or other accounts payable adjustments to such payment obligation except as specified herein in Section 8
          (5); or (ii) seeking to condition such remittance on any demand for or receipt of proofs of delivery. Any accounts payable adjustments claimed by Customer shall require prior written authorization

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

          of McKesson and must be supported by accompanying detail documenting the basis for any such requested adjustments.

     F. Customer hereby grants to McKesson a purchase money security interest for all Merchandise shipped to Customer to secure the price of the Merchandise and all related charges. Customer agrees to execute from time to time such financing statements as McKesson may request for the purpose of perfecting McKesson's security interest.

     G. This Agreement is conditioned upon Customer's maintaining a sound financial condition throughout the term hereof and to that end, Customer agrees to promptly substantiate in writing, at McKesson's request, the existence of such condition with audited financial statements and any other supporting information required by McKesson.

     H. Each company doing business with McKesson is required to negotiate its payment terms and credit line with McKesson individually, based upon such company's individual financial and risk characteristics. Nothing in this Agreement is intended to be, nor shall it be construed as, a binding obligation or continuing commitment by McKesson to extend credit or payment terms options and all such terms and conditions shall be subject to the review and approval of McKesson's Financial Services Department.

     I. McKesson reserves the right, in its sole discretion, to change a payment term (including imposing the requirement of cash payment upon delivery) or limit total credit, if (i) McKesson concludes there has been a material change in the Customer's financial condition or an unsatisfactory payment performance; or (ii) Customer ceases to meet McKesson's credit requirements or McKesson determines that the Customer is likely to cease meeting such requirements. Upon the occurrence of any of the above-specified events, McKesson further shall be entitled to suspend or discontinue the shipment of any additional orders to Customer's Facility.

     J. Opening orders shall include any new Facility orders submitted to McKesson up to the end of the second week after the Facility begins filling prescriptions. For purposes hereof, the term "new Facilities" shall not include (i) any existing Facility of Customer that changes its address; or (ii) any Facility acquired through acquisition, merger, partnership or other business combination by Customer.

          Opening orders for new Facilities of Customer will be billed at the normal cost for both Rx and OTC Merchandise as determined by the Cost Plus Markup schedule set forth in Section 5 below. Opening order invoices will receive [+] ([+]) month payment terms, subject to review and approval by McKesson's Credit Department. Customer's opening orders for its initial Facility shall be due and payable on [+].

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

5.   COST OF GOODS

     A. In consideration for the Cost of Goods specified herein, Customer expressly commits to purchase no less than 80% of its total volume of Merchandise purchased from wholesalers from McKesson during the term of this Agreement ("Volume Purchase Commitment"). Due to the start-up nature of the Customer's business, McKesson will bill Merchandise purchased hereunder based on the $[+]-$[+] volume bracket amount category specified in Section 5.C below until the Customer's purchases surpass this purchase volume level. If after the first year of this Agreement Customer has not achieved a monthly average purchase volume amount of at least $[+] per Facility, McKesson, in addition to the other rights and remedies available to it hereunder, reserves the right in its sole discretion to redetermine the Cost of Goods pricing specified below.

     B. Subject to the terms and conditions of this Section, the Cost of Goods for Merchandise delivered to Customer shall be Cost plus the applicable markup as specified below. Except in the case of contract items as discussed below, "Cost" for the purposes of this Agreement shall mean the manufacturer's published acquisition cost (exclusive of cash discounts) on the date of McKesson's invoice to Customer, adjusted for selected bonus goods, manufacturers' off-invoice allowances, and manufacturers' deal prices to be made available to Customer in accordance with McKesson's established policies. For purchases of Merchandise with respect to which Customer has entered into a vendor contract with a manufacturer ("Contract Products") loaded with McKesson, "Cost" shall mean the "bid price" of the product as set forth in the vendor contract.

     C. Subject to the terms and conditions herein, the Cost of Goods under this Agreement shall be in accordance with the pricing schedule set forth below. After the Customer achieves the maximum purchase volume for the initial volume bracket category specified below, the Customer's Cost of Goods shall thereafter be subject to monthly review by McKesson and will be adjusted, if and to the extent necessary, to reflect the Customer's actual monthly average purchase volume.

          Cost Plus Markup
     Chain-wide Monthly Average Based on Standard
     Volume Per Facility Semi-Monthly Payment Terms
     (net of returns, allowances and rebates) RxOTC
     ----------------------------------------------


     [+]



[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

          [+]

          Net Billed Items:  The purchase price for selected Merchandise,
          ----------------
          including but not limited to the following product lines, will be net-billed and not covered by the above-specified Cost of Goods pricing:
          [+].

     D. McKesson believes that the price, value, and quality of the Merchandise delivered to Customer pursuant to this Agreement will be market competitive at all times throughout the term of this Agreement. In the event that at any time during the term of this Agreement there is a material decline in the prevailing market price for comparable products to similarly situated purchasers, Customer may so notify McKesson and McKesson and Customer will meet and negotiate in good faith an adjustment in the pricing with respect to future purchases as appropriate to reflect such price decline. Nothing in this paragraph is intended to restrict McKesson in its ability to meet individual competitive situations.

6.   SERVICE LEVEL

     McKesson shall extend to Customer a service level guarantee on Rx Merchandise purchased hereunder if McKesson acts as the primary supplier of such pharmaceutical products to Customer. If such service level (based on the definition below) falls below [+]% for [+] consecutive quarters, McKesson shall pay Customer a sum equal to [+]% of net Rx Merchandise sales to Customer's Facility(ies) for those quarters.

Service Level Guarantee - Definition
------------------------------------

"Service Level" shall mean a percentage amount calculated as follows:

          [+] = Service Level

where,

A=[+]

          B=[+]

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

          C=[+]

Any agreed upon Service Level Guarantee shall be subject to the following:

          i)        The Service Level Guarantee shall not apply within sixty
                    (60) days after the later of (i) the commencement date of the term of the Supply Agreement entered into between Customer and McKesson, or (ii) the date on which Customer has furnished to McKesson reasonably accurate estimates of its pharmaceutical products requirements.

          ii) The Service Level Guarantee shall not apply for any month in which Customer purchases exceed [+] percent [+] of its prior month's purchases.

          iii) Items that (i) are new to the market or (ii) have not been previously ordered by Customer shall require a one-month startup period.

7.   MANUFACTURERS' PRICE CHANGE COMMUNICATIONS

     Advance notice of prescription drug increases, when and if received from the manufacturer, shall be submitted to Customer in the fastest manner practicable. McKesson agrees to use fax communication to provide prompt information related to open buy price increases, special deals, extended dating or investment buy opportunities.

8.   RETURNED GOODS

     A. Credits for returned goods from McKesson "("Credits")" are divided into four categories, depending on the reason for the claim. Credits will be issued for any of the following reasons:

          1)   Non-merchandise problems, such as shortages and pricing errors;

          2)   McKesson merchandise received in error;

          3)   Recalls; and

          4) Outdated merchandise (defined as items with less than 6 months dating)

     B.   The amount of credit allowed by McKesson will vary as follows:

          1)   [+]% credit will be given for:
               -----------

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

                    a)   Pricing errors, shipping errors and billing errors;

                    b) Shortages (required to be phoned into the Distribution Center within 48 hours of receipt of Merchandise);

                    c) Ordering errors (must be returned within 30 days of receipt);

                    d)   Manufacturer recalls;

                    e) Items received by McKesson's customer with less than six (6) months dating; and

                    f)   Merchandise that had concealed damage.

          Invoice number is required in each of the above-specified instances, except recalls, for full credit.

          2)   [+]% credit will be given for:
               -----------------------------

          Clean, salable merchandise with at least nine (9) months dating returned more than 30 days after store receipt.

          3)   [+]% credit will be given for:
               -----------------------------

                    a) Unsalable merchandise which can be returned to manufacturer;

                    b)   Outdated items (subject to the approved vendor list);
                         and

                    c)   Salable merchandise with price tickets not removed.
                                                                ---
          4)   [+] will be given for:
               ---------------------

                    a)   Merchandise damaged in Customer's Facility;

                    b) Merchandise from manufacturers not listed on the approved vendor list; and

                    c)   Merchandise not purchased from McKesson.

These items will be sent back to the Facility which initiated the return.

          5) If McKesson has failed to provide Customer with Credits as identified above within fifteen (15) business days of McKesson's receipt of notice of such Credit, then Customer may defer payment of an amount equal to such Credits until the earlier of McKesson's issuance of a credit memorandum to Customer in such amount or McKesson's written notice that it has

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

               determined that no credit or a lower credit was required in accordance with the terms of this Agreement.

9.   CUSTOMER SUPPORT

     A. A National Account Executive will be assigned to Customer's headquarters and will hold regular meetings and business review to identify business opportunities and address Customer's needs.

     B. The designated National Account Manager will become the first contact for headquarters when Customer requires assistance for issue resolution.

     C. National Account Customer service personnel will be available at the McKesson Premier Service Center from 8 a.m. EST to 8 p.m. EST Monday through Friday. Technical and emergency support is available 24 hours a day, seven (7) days a week.

     D. Customer will be provided the names and telephone numbers of its key contacts at McKesson as well as the names and telephone numbers of McKesson's designated support personnel.

10.  CONTRACT MANAGEMENT

     A. McKesson agrees to service all manufacturers' contracts negotiated by Customer, provided such manufacturers are approved suppliers of McKesson. Merchandise will be supplied at Customer's negotiated bid price plus McKesson's applicable markup as described above in the Cost of Goods section.

     B. Customer's eligibility for participation under a vendor contract must be authorized by the vendor and Customer's group purchasing organization, if applicable, before the contract is loaded by McKesson for Customer. Customer shall be liable for unpaid chargebacks resulting from eligibility issues.

     C. In the event a vendor (i) makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or if a receiver of trustee is appointed with respect to a substantial part of the vendor's property or a proceeding is commenced against it which will substantially impair its ability to pay on chargebacks or (ii) otherwise defaults in the payment of chargebacks to McKesson, Customer shall be invoiced and become liable for the unpaid chargebacks allocable to its purchases from such vendor.

11.  GENERIC PHARMACEUTICALS

     Customer agrees to fully participate in McKesson's Select Generics Program through its auto-substitution feature and to thereby designate this program as Customer's primary source of generic pharmaceuticals. In consideration for the above commitments, McKesson will extend to Customer McKesson Select Generics contract pricing in accordance with the attached. This contract is based upon McKesson Select Generics Program pricing less [+]%. Prices are subject to change; provided however, the contract discount percentage made available under this Agreement will remain the same. A quarterly rebate shall be paid to Customer in accordance with the following schedule based on such above-specified participation:

     Quarterly McKesson Select
     Generics Volume (net of Quarterly Rebate % on Net
     returns, allowances and rebates)McKesson Select Generics Purchases
     ------------------------------------------------------------------


     [+]


     Customer shall be rebated at [+]% for the [+] ([+]) months of this Agreement and thereafter rebated at the earned rate based on actual quarterly purchases. The rebate check will be due to Customer no later than the 30th of the month following the end of the quarter. A [+]% penalty will be paid to Customer on rebate payments received after the applicable due date as defined above.

12.  REPACKAGED PHARMACEUTICALS

     A competitive and comprehensive program will be made available to Customer for repackaged pharmaceutical products. Such products shall be net-billed with an additional volume rebate to be paid to Customer's headquarters on a quarterly basis.

     Quarterly RxPak
     Volume (net of returns, Quarterly Rebate %
     allowances and rebates)on Net RxPak Purchases
     ---------------------------------------------



     [+]



     Customer shall be rebated at [+]% for the [+] ([+]) months of this Agreement and thereafter rebated at the earned rate based on actual quarterly purchases. The rebate check will be due to Customer no later than the 30th of the month following the end of the quarter. A [+]% penalty will be paid to Customer on rebate payments received after the applicable due date as defined above.

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

13.  SYSTEM SERVICES AND EQUIPMENT

     The following systems and services will be made available to Customer by
     McKesson:

     A.   Telxon electronic order entry equipment (including shelf wand) [+].

     B. Item price stickers, [+], with Customer custom pricing, where required, and other features, to the extent applicable to Customer, such as:

          1)   Department number

          2)   Invoice cost

          3)   Month and year ordered

          4)   Facility name

          5)   AWP or retail pricing
               (Note: Each feature is available for both Rx and OTC.)

     C.   Bar-coded shelf labels, [+].

     D. Consolidated Quarterly Purchase Reports for all of Customer's Facility purchases, [+].

     E. Monthly report of controlled substances purchased from McKesson Drug for each Facility, [+].

     F. A complete catalog or microfiche of items stocked by McKesson's Distribution Centers, [+].

     G.   Electronic price update information will be provided weekly, [+].

     H. [+] EconoLink systems shall be provided to Customer [+]. [+] will be provided to its headquarters and [+] to its Memphis dispensing Facility. EconoLink shall be subject to a separate license agreement between the parties governing use and maintenance.

     I. OmniLink: Terms and conditions for utilization of McKesson's OmniLink program will be agreed to under separate contract.

14.  TERMINATION

     A. Failure to make any payment when due in accordance with the terms of this Agreement shall constitute a default. Any other material breach of this Agreement by either party shall constitute a default if not cured within thirty (30) days after written notice of such breach is given by the non-breaching party.


[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

          Upon default by either party, the other party may terminate this Agreement on five (5) days' written notice.

     B. Either party may terminate this Agreement without cause by providing the other party with sixty (60) days' prior written notice.

     C.   Either party may, on ten (10) days written notice, terminate this
          Agreement:

          1) If the other party shall file any petition under any bankruptcy, reorganization, insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors; or

          2) If the other party shall file any involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or substantial part of the assets of the party which has not been dismissed or terminated within sixty
               (60) days of the date of such filing or appointment; or

          3) If the other party shall make a general assignment for the benefit of creditors or shall become unable or admit in writing its inability to meet its obligations as they mature; or

          4) If the other party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger; or

          5) If the other party's financial condition shall become such as to endanger completion of its performance in accordance with the terms and conditions of this Agreement.

     D.   McKesson may, at its own discretion, terminate this Agreement on sixty
          (60) days written notice to Customer upon or at any time following the sale or transfer of the stock or assets of Customer or a controlling interest therein, or a change in the effective control of the management of Customer; provided however, this Section 14.C shall not apply if the change of control is due to an Initial Public Offering
          (IPO) of Customer.

     E. In the event of a termination hereunder the following continuing obligations and liabilities shall survive termination and remain in full force and effect:

          1) Liability for accounts receivable balances or any other payment due hereunder to the other party at the date of or upon the occurrence of such termination; and

          2) Obligations imposed on each party under the Proprietary and Confidentiality Information section set forth below.

[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

15.  PROPRIETARY AND CONFIDENTIAL INFORMATION

     A. Any and all accounts, records, books, files, and lists regarding any transaction provided for or contemplated hereunder, shall be confidential and proprietary to the party creating or generating such information. This Agreement, and the terms and conditions hereof, are confidential. The parties expressly agree to maintain such terms and conditions in confidence, and shall take every precaution to disclose the contents of this Agreement only to those employees of each of the parties who have a reasonable need to know such information.

     B. Customer and McKesson each acknowledge that, in connection with their respective businesses, they have developed certain operating manuals, symbols, trademarks, trade names, service marks, trade secrets, customer lists, procedures, formulas, and other patented, copyrighted, or legally protected materials which are confidential and proprietary to each of them.

     C. Neither party may disclose the terms of this Agreement during the term hereof and for an additional period of thirty-six (36) months following the effective date of expiration or other termination of this Agreement. Furthermore, except upon the prior written consent of the other party, neither party may divulge, disclose, communicate, or use any of the other party confidential or proprietary information generally described in Subsection A and B above, in any manner or for any purpose, including, without limitation, use in advertising or for promotional materials, except upon the prior written consent of the other party. A party hereto may refuse consent to the use of its confidential or proprietary information for any or no reason. In the event that any such confidential or proprietary information is used during the course of this Agreement it shall retain its confidential and proprietary nature and shall be returned immediately to its owner or destroyed upon termination of this Agreement. Notwithstanding anything herein to the contrary, nothing in this subsection shall require either party to maintain in confidence any information, materials, or data which is in the public domain, enters the public domain through no fault of such party, was in possession of the party prior to being furnished to it by the other, was supplied to the party by a third party or parties lawfully in possession thereof, or which the party is required to divulge pursuant to process of any judicial or governmental body of competent jurisdiction, provided that notice of receipt of such process is given to the other.

16.  ALTERNATE SERVICE

     If service from any McKesson distribution center to any Facility of the Customer is interrupted or delayed because of strike, lockout, labor dispute, fire or other casualty, or any other reasons beyond the reasonable control of McKesson, McKesson will take such action as may be reasonably necessary, without additional cost or expense to Customer, to maintain service as mutually agreed upon to the affected Facility from an alternate McKesson Distribution Center.

17.  NOTICES

     All notices pertaining to this Agreement shall be delivered in person, sent by certified mail, delivered by air courier, or transmitted by facsimile and confirmed in writing (sent by air courier or certified mail) to a party at the address or facsimile number shown in this Section, or such other address or facsimile number as a party may notify the other party from time to time. Notices delivered in person, and notices dispatched by facsimile prior to 4:00 p.m. and confirmed, shall be deemed to be received on the day sent. All other facsimiles and notices shall be deemed to have been received on the business day following receipt; provided, however, if such day falls on a weekend or legal holiday, receipt shall be deemed to occur on the next business day. Notices may also be transmitted electronically between the parties, provided that proper arrangements are made in advance to facilitate such communications and provide for their security and verification.

     If to McKesson:

     McKesson Corporation
     Central Regional Office
     2001 Butterfield Road, Suite 1440
     Downers Grove, IL 60515

     Attention: Jim Devers
     Senior Vice President, Group Sales Operations
     Fax:(630) 434-4210

     If Customer:

     Planet Rx, Inc.
     349 Oyster Point Blvd.
     Suite 201
     So. San Francisco, CA 94080

     Attention: William J. Razzouk
     Chief Executive Officer
     Fax:(650) 616-1585 and (901) 767-2803

     cc:  H. Stephen Brown
          1661 International Place
          Suite 300
          Memphis, TN 38120
          Fax: (901) 767-2803

18.  MISCELLANEOUS

     A. This Agreement embodies the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings and representations with the exception of any promissory note, security agreement or other credit or financial related document(s) executed by Customer or between Customer and McKesson. This Agreement may not be modified, supplemented or extended except by a writing signed by both parties.

     B. This Agreement supersedes any and all prior McKesson agreements and discount plans in which any Customer Facility may currently be participating.

     C. Except as provided above in the Alternate Service section, neither party shall have any obligation hereunder for failure or delay of performance due to fire, shortage of materials or transportation, government acts, or any other cause beyond its control.

     D. Neither party shall have the right to assign this Agreement or any interest therein without the prior written consent of the other party, and any such attempted assignment shall be without effect, except that either party may, without the consent of the other, assign this Agreement to an affiliate of such party and except that this provision shall not be applicable to any corporate reorganization of McKesson, including but not limited to any merger, reincorporation or sale of a significant portion of McKesson's assets.

     E. This Agreement shall be construed in accordance with the laws of the State of California without regard to the provisions of Section 1654 of the California Civil Code or the rules regarding conflict of laws.

     F. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement. The parties agree to replace any such invalid provision with a new provision which has the most nearly similar permissible economic effect.

     G. The failure of either party to enforce at any time or for any period of time any one or more of the provisions thereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.

     H. If any federal, state, or local tax currently or in the future is levied upon McKesson in a jurisdiction where either McKesson or Customer does business and such tax relates or applies to the Merchandise or any transactions covered by this Agreement (excluding taxes imposed on McKesson's net income), the Cost of Goods to the involved Facility will be increased a corresponding percentage amount.

     I. Customer represents and warrants that the above conditions, including prices, rebates, terms and delivery, have been made available to its Facility by wholesale drug competitors of McKesson in the areas covered by this Agreement.

     J. Customer agrees to comply fully with all federal, state and local laws and regulations applicable to the purchase, handling, sale or distribution of the Merchandise and to defend, indemnify and hold McKesson harmless from any and all liability arising out of or due to Customer's nonadherence with such legal or regulatory requirements.

     K. If and to the extent any product discounts, rebates or other purchasing incentives are earned by or granted to Customer and paid by McKesson under this Agreement, then applicable provisions of the Medicare/Medicaid and state health care fraud and abuse/antikickback laws and regulations (collectively, "fraud and abuse laws") may require disclosure of the applicable price reduction on customer's claims or cost reports for reimbursement from governmental or other third party health care programs or provider plans. Customer agrees to comply with all applicable provisions of the fraud and abuse laws and to defend, indemnify and hold McKesson harmless for any failure on its part to do so.

     L. Participation hereunder by Customer's Facility in McKesson's Preferred Provider Network may be terminated by McKesson if such Facility fails to comply with the terms and conditions of this Agreement or the M.P.P.N. Agreement.

     M. McKesson shall be entitled at all times to set off any amount owing at any time from Customer to McKesson against any amount payable at any time by McKesson to Customer whether arising under this Agreement or otherwise. For purposes of this Section, Customer and McKesson in each case shall include its subsidiaries and affiliates.

     N. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the other of such provision or the remaining provisions of this Agreement.

     O. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     P. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute one agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year written below and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties. This Agreement shall be deemed accepted by McKesson only upon execution by a duly authorized representative of McKesson.

PLANET RX, INC.                     McKESSON U.S. HEALTH CARE,
                                    a division of McKesson Corporation


By: ____________________________    By: _______________________________________

Name:   William J Razzouk           Name:       Mark T. Majeske
       -------------------------           ------------------------------------
          (Print or Type)                      (Print or Type)

Title: Chief Executive Officer      Title: Group President, Customer Operations
       -------------------------           ------------------------------------

Date: __________________________    Date: _____________________________________